Exhibit 5.1


                                                          Attorneys at Law
KILPATRICK STOCKTON LLP                                         Suite 2800
                                                     1100 Peachtree Street
                                              Atlanta, Georgia  30309-4530
                                                   Telephone: 404.815.6500
                                                   Facsimile: 404.815.6555
                                               Web site:  www.kilstock.com

June 19, 2001                     E-mail: jdavidson@kilpatrickstockton.com
                                                 Direct Dial: 404.815.6483


Access Power, Inc.
10033 Sawgrass Drive West, Suite 1000
Pointe Vedra, Florida 32082

         Re:      Access Power, Inc.
                  Registration Statement on Form SB-2

Gentlemen:

         At your request, we have examined the Registration Statement on Form SB-2 filed by Access Power, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission with respect to the registration of 278,567,297 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock") to be resold by certain of the Company's shareholders to the public.

         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be resold by certain shareholders of the Company to the public will be, upon sale and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, non-assessable, and fully paid.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                              Very truly yours,

                                               KILPATRICK STOCKTON LLP

                                              By:  /s/ Jan M. Davidson
                                                 ------------------------------
                                                 Jan M. Davidson
                                                  Partner